UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2023

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation	(Commission File Number)	I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600 Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 885-2555

(N/A)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of Glatfelter Corporation (the “Company”) held on May 5, 2023 (the “Effective Date”), shareholders approved an amendment and restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan (the “Equity Plan”) to increase the number of shares available for grant under the Equity Plan (as amended and restated, the “Amended Plan”). The Amended Plan is a long-term incentive plan, pursuant to which awards may be granted to full-time or part-time employees, officers, non-employee directors, and consultants of the Company or any subsidiary or affiliate of the Company, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards, dividend equivalents, and other stock-based awards. The Amended Plan was adopted primarily to increase the number of shares of Company common stock reserved for equity-based awards by 675,000 shares (in addition to any shares that remained available for awards under the Equity Plan as of the Effective Date and any shares subject to outstanding awards granted under the Equity Plan and the Glatfelter Corporation Amended and Restated Long-Term Incentive Plan as of the Effective Date and May 5, 2022, respectively, that are payable in shares and that terminate, expire, or are canceled, forfeited, surrendered without having been exercised, vested, or settled in full or are paid in cash, as applicable, on or after the Effective Date). No awards may be granted under the Amended Plan after May 4, 2032. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Amended Plan subsequent to the 2023 Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Board of Directors of the Company (the “Board”).

The foregoing description of the terms and conditions of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is included in the 2023 Proxy Statement (as defined below) as Appendix A and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, the Company’s shareholders voted upon the following four proposals, each of which is described in more detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on March 31, 2023 (the “2023 Proxy Statement”). The final voting results for each proposal are as follows:

Proposal 1. The election of eight members of the Board to serve until the Company’s 2024 Annual Meeting of Shareholders and until their successors are elected and qualified.

Each of the eight nominees for director was elected and the voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Bruce Brown	29,812,991	1,634,291	79,764	5,319,587
Kathleen A. Dahlberg	29,901,412	1,536,410	89,224	5,319,587
Kevin M. Fogarty	30,035,852	1,405,356	85,838	5,319,587
Marie T. Gallagher	29,982,234	1,459,499	85,313	5,319,587
Darrel Hackett	30,733,444	702,914	90,688	5,319,587
J. Robert Hall	30,107,828	1,336,615	82,603	5,319,587
Thomas M. Fahnemann	30,456,758	970,158	100,130	5,319,587
Lee C. Stewart	26,677,595	4,756,101	93,350	5,319,587

Proposal 2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
36,239,965	537,818	68,850	N/A

Proposal 3. Advisory approval of the Company’s 2022 named executive officer compensation (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
27,672,154	3,753,724	101,168	5,319,587

Proposal 4. Approval of an amendment and restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
29,261,243	2,128,508	137,295	5,319,587

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

May 5, 2023	By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Vice President, Chief Legal & Compliance Officer and Corporate Secretary